Exhibit 10.66

ASTORIA Bank
Amended and Restated
RETIREMENT MEDICAL, DENTAL AND VISION BENEFIT PLAN FOR
SENIOR OFFICERS (CoRporate VICE PRESIDENTS & ABOVE)

Purpose

Astoria Bank (f/k/a Astoria Federal Savings and Loan Association), a federal savings association (the “Bank”), will provide retirement medical, dental, and vision insurance benefits for employees of the Bank with a Corporate Officer title of Vice President and above (each, an “Eligible Officer”), spouse, and eligible dependents, subject to the eligibility provisions of this Amended and Restated Retirement Medical, Dental and Vision Benefit Plan for Senior Officers (Corporate Vice Presidents & Above) (this “Plan”).

Eligibility

Eligible Officers who upon the date of termination of employment (a “Retirement Date”) with the Bank are at least 55 years of age and have at least ten years of service will be eligible for benefits under this Plan. On the one year anniversary of the consummation of a “Change in Control” (as defined in the 2014 Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation), the ability for any individual to satisfy the eligibility requirements for participation shall be frozen with the result that no individual shall be eligible for benefits under this Plan who has not satisfied as of the one year anniversary of the Change in Control the minimum age and service eligibility requirements set forth in this Plan, taking into account for purposes of age and years of service any imputed service described in the immediately following sentence. When calculating age and service for purposes of determining eligibility to participate and the percentage of the cost of coverage paid by the Bank under this Plan, an Eligible Officer who is party to an Employment Agreement or Change of Control Severance Agreement with the Astoria Financial Corporation and/or the Bank as of the date of termination and who receives separation payments under such agreement in connection with his or her termination of employment will be deemed to have remained in the service of the Bank through the last day of the applicable “Remaining Unexpired Employment Period” (as defined in the Employment Agreement) or “Assurance Period” (as defined in the Change of Control Severance Agreement).

Coverage

Coverage pursuant to this Plan will be provided for (1) each Eligible Officer who satisfies the eligibility requirements described above (a “Participant”) for his or her lifetime; (2) such Eligible Officer’s spouse (each such person, a “Eligible Spouse”) as of the applicable Commencement Date (as defined below) for his or her lifetime; provided that, if such Eligible Officer predeceases his or her Eligible Spouse and such Eligible Spouse remarries, such Eligible Spouse shall cease to be covered under this Plan as of the date of such remarriage; and (3) dependents of such Eligible Officer and his or her Eligible Spouse to the extent eligible under the applicable Standard Plans (as defined below). Coverage will not be provided for a spouse or for any dependents arising from a marriage or remarriage of the Eligible Officer that occurs following the applicable Commencement Date. An Eligible Officer who satisfies the eligibility requirements described above may commence coverage under this Plan at any time following his or her termination of employment and prior to his or her death (the date on which an Eligible Officer commences coverage, a “Commencement Date”); provided that such Eligible Officer elects at the time of his or her termination of employment to commence or defer his or her benefits in accordance with an election form substantially in the form attached hereto as Exhibit A, If an Eligible Officer who has elected to commence coverage under this Plan later terminates such coverage, he or she may not re-commence coverage under this Plan after such termination of coverage.

A Participant who is employed elsewhere shall not be required to cease coverage under this Plan; provided that coverage under this Plan shall be secondary to any coverage provided to the Participant as a result of such other employment.

On the applicable election form, a Participant may elect medical coverage, dental coverage, vision coverage, or any combination thereof. During the annual open enrollment period, a Participant may change elections. Enrollment in Medicare is required for any Participant who is at least age 65 and no longer working. Enrollment in Medicare is also required for any spouse or dependent who is at least age 65 if this Plan provides primary coverage to such spouse or dependent. Any and all Medicare costs are paid 100% by the Participant or any spouse or dependent who is required to be enrolled in Medicare.

All or a portion of the Participant’s cost of coverage under this Plan for a Standard Plan as indicated on Exhibit B shall be paid by the Bank based on the Participant’s age as of the Retirement Date (which, for the avoidance of doubt, shall take into account any imputed service) based on the following schedule:

Retirement Age	Percentage Paid by Bank
55	50%
56	55%
57	60%
58	65%
59	70%
60	75%
61	80%
62	85%
63	90%
64	95%
65 and older	100%

The percentage not paid by the Bank shall be paid by the Participant via deduction from his or her pension checks (if collecting pension benefits), a check sent to Astoria Bank HR Health & Welfare Dept., or electronic bill payment

2

If any other insurance option is selected from medical, dental, or vision plans offered by the Bank that is more expensive than the applicable Standard Plan as indicated on Exhibit B, the Bank will pay 30% of the cost difference between the two options multiplied by the above percentage.

Death of an Eligible Officer Prior to Retirement

If a Participant dies prior to his or her retirement from the Bank, such Participant’s spouse at the time of death shall be eligible for coverage with the Bank paying for 100% of the cost of coverage based on the plans covering the spouse at the time of the Participant’s death or similar plans selected from future plans offered. Coverage shall remain in effect until such spouse dies or remarries. Dependents of such Participant and such spouse shall be covered to the extent provided in the applicable plan elected by such spouse in accordance with this Plan.

Examples of the calculation of the cost of coverage:

The examples set forth below illustrate the methodology in calculating the Participant’s portion of the total cost of coverage and are for illustration only. The actual cost to the Participant may differ from the examples depending on the total cost for coverage for the underlying medical, dental or vision plan.

Examples (Retirement Before Age 65)

1)	Participant retires at age 62 and selects standard medical and dental options:

Monthly Cost		Bank Cost	Participant’s Cost

$600.00 x .85	=	$510.00	$90.00

2)	Participant chooses the more expensive medical and dental options, $900.00 per month.

Standard Cost		Supplement		Bank Cost	Participant’s Cost

$510.00	+	(.30 x 300 x .85)	=	$586.50	$313.50

*	30% — Additional cost paid by the Bank. $300 — Difference between standard options and the higher options. 85% — Early retirement percentage from the chart.

Examples (Retirement On or After Age 65)

1)	Participant selects the standard medical and dental options. Bank pays the full monthly cost of $600.00.

2)	Participant chooses the more expensive medical and dental options, $900 per month.

3

Standard Cost		Supplement		Bank Cost	Participant’s Cost

$600.00	+	(.30 x 300)	=	$690.00	$210.00

Administration.

The Bank is administrator of the Plan (the “Plan Administrator”). The Plan Administrator may delegate some or all of its duties and authority as such to one or more employees, to a committee of employees, to a third-party claims administrator or such other persons as the Plan Administrator deems appropriate. The Plan Administrator may delegate duties and authority with respect to the different coverages under this Plan to different persons.

The Plan Administrator will have the powers and responsibilities ascribed thereto under this Plan and all the powers necessary or appropriate to carry out its duties, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits, and to decide questions of fact related thereto. Any interpretation or construction of or action by the Plan Administrator with respect to the Plan and its administration will be conclusive and binding upon all parties and persons affected hereby.

Notwithstanding any Plan provision to the contrary, no assets will be segregated for the purposes of providing benefits under this Plan unless a separate trust has been established therefor. Benefits under this Plan will be paid out of the Bank’s general assets, to the extent such benefits are not paid under the terms of insurance contracts.

Claims.

Claims will be evaluated by the Plan Administrator or such other person or entity specified in the documents for a particular coverage, and will be approved or denied in accordance with the terms of such documents. The claims procedures in the Cafeteria Plan Document of Astoria Bank will apply to the extent that the procedures under any such documents fail to comply with applicable law. The claim and appeal rules will be construed and applied in a manner consistent with applicable federal regulations as in effect on the date the claim was received.

Amendment and Termination

This Plan as amended and restated shall be effective as of February 22, 2017. Prior to a Change in Control, this Plan may be amended, terminated, modified, or supplemented by the Bank in its discretion. Following a Change in Control, this Plan may be amended, terminated, modified, or supplemented by the Bank in its discretion only (a) as required by applicable law (and in the case of any such required amendment, in a manner that preserves the value of the benefits to any Participant and any Eligible Officer who may be entitled to benefits hereunder) or (b) with the written consent of each Participant and Eligible Officer who may become entitled to benefits hereunder (taking into account the limitations on eligibility following a Change of Control as set forth herein); provided that an amendment or modification to an underlying policy or plan shall not require written consent where each Standard Plan continues to have substantially similar benefits as those that were available under each such Standard Plan immediately prior to such amendment or modification.

4

Exhibit A
Election Form

(attached)

A-1

SENIOR OFFICERS’ RETIREMENT MEDICAL, DENTAL & VISION POLICY ELECTION\DEFERRAL FORM PRE-65

 Retiree Personal Information

Full Name:
	Last	First	M.I.

Address:
	Street Address	Apartment/Unit #

City	State	ZIP Code

Home Phone:	Alternate Phone:	Home Email:

Date of Birth:	SSN:	Marital Status:

Check the box for the Plan and coverage level you are selecting or check the defer enrollment box if you are not enrolling in benefits at this time

 MEDICAL PLAN OPTIONS

PLAN	RETIREE ONLY	RETIREE & ONE	RETIREE & FAMILY
CIGNA Health Savings Medical Plan (HSA)
CIGNA Managed Network Plan
CIGNA Open Access Plan

 DENTAL PLAN OPTIONS

PLAN	RETIREE ONLY	RETIREE & ONE	RETIREE & FAMILY
MetLife Dental DMO
MetLife Dental PPO

 VISION

PLAN	RETIREE ONLY	RETIREE & ONE	RETIREE & FAMILY
EyeMed

COVERED DEPENDENTS

Complete all dependent information and check boxes for selected plans
RELATIONSHIP	NAME	SSN	DATE OF BIRTH	MEDICAL	DENTAL	VISION
SPOUSE
CHILD
CHILD

A-2

ELECTION TO DEFER ENROLLMENT

I elect to defer my enrollment into the Retirement Medical, Dental & Vision Policy for Senior Officers at this time.

I understand that I may elect to enroll in the benefits provided under this policy at a later date. I acknowledge that the % of cost that the company pays for the Standard Plans on Exhibit B of the Policy remains constant, as it is based on my age at retirement.

 ACKNOWLEDGEMENT

I understand that the current cost of each option is outlined on the attached personalized spreadsheet.

I recognize that the offered plans and cost of future plans may change. I acknowledge that the % of cost that the company pays for the Standard Plans on Exhibit B of the Policy remains constant, as it is based on my age at retirement. I further acknowledge that if I elect a plan other than a Standard Plan, the company will also pay 30% of the cost difference between the two options multiplied by the Retirement Age associated percentage.

Retiree’s Signature:	Date:
Human Resource Representative Signature:	Date:

A-3

SENIOR OFFICERS’ RETIREMENT MEDICAL, DENTAL & VISION POLICY ELECTION\DEFERRAL FORM AGE 65 OR OVER

Retiree Personal Information

Full Name:
	Last	First	M.I.

Address:
	Street Address	Apartment/Unit #

City	State	ZIP Code

Home Phone:	Alternate Phone:	Home Email:

Date of Birth:	SSN:	Marital Status:

Check the box for the Plan and coverage level you are selecting or check the defer enrollment box if you are not enrolling in benefits at this time

MEDICAL PLAN OPTIONS

PLAN	RETIREE ONLY	RETIREE & ONE
Aetna Medicare Advantage (includes Prescription Drug coverage)
United HealthCare AARP with PDP
United HealthCare without PDP

DENTAL PLAN OPTIONS

PLAN	RETIREE ONLY	RETIREE & ONE
MetLife Dental DMO
MetLife Dental PPO

VISION

PLAN	RETIREE ONLY	RETIREE & ONE
EyeMed

COVERED DEPENDENTS

Complete all dependent information and check boxes for selected plans
RELATIONSHIP	NAME	SSN	DATE OF BIRTH	MEDICAL	DENTAL	VISION
SPOUSE

ELECTION TO DEFER ENROLLMENT

I elect to defer my enrollment into the Retirement Medical, Dental & Vision Policy for Senior Officers at this time.

I understand that I may elect to enroll in the benefits provided under this policy at a later date.

A-4

ACKNOWLEDGEMENT

I understand that the current cost of each option is outlined on the attached personalized spreadsheet. I recognize that the offered plans and cost of future plans may change. I further acknowledge that if I elect a plan other than a Standard Plan, the company will also pay 30% of the cost difference between the two options multiplied by the Retirement Age associated percentage.

Retiree’s Signature:	Date:
Human Resource Representative Signature :	Date:

A-5

Exhibit B
Standard Plans

This list may be modfieid or amended in accordance with the amendment provisions of the Amended and Restated Retirement Medical and Dental Benefit Policy for Senior Officers (Corporate Vice Presidents & Above)

Pre-65 Medical Plans

CIGNA Managed Network Plan

CIGNA Health Savings Medical Plan (HSA)

Calculation of cost for a more expensive plan is based on cost of CIGNA Managed Network Plan.

65 or Older Medical Plans

Aetna Medicare Advantage (includes Prescription Drug Coverage (PDP))

United HealthCare AARP with PDP

United HealthCare without PDP

Participants enrolling in a medical plan with a separate PDP may not elect the PDP as a standalone plan.

Dental

MetLife - Dental DMO

Vision

EyeMed Vision

B-1